Digiliti Money Provides Corporate Update

MINNEAPOLIS, Minn. ̶ August 14, 2017 ̶ Digiliti Money, Inc. (NASDAQ: DGLT), a leading mobile FinTech provider, has provided an update of its corporate activities.

The Company, under the supervision of our Board of Directors, has initiated an internal investigation regarding very recently discovered information indicating we may need to restate our previously reported financial results. We do not expect to disclose further developments regarding this matter until the investigation is concluded. We anticipate filing an extension with the Securities and Exchange Commission (“SEC”) for the filing of our Quarterly Report on Form 10-Q for the three months ended June 30, 2017 and have apprised the NASDAQ Stock Market (“Nasdaq”) of the situation.

On August 12, 2017, our Independent Registered Public Accounting Firm notified us pursuant to 4.02(b) of SEC Form 8-K that we should disclose that reliance should not be placed on (i) their Report relating to the Company’s consolidated financial statements for the year ended December 31, 2016, and (ii) their completed interim review for the period ended March 31, 2017, and that they have withdrawn their audit reports on the Company’s consolidated financial statements for the year ended December 31, 2016, and revoked their consents to incorporate those reports in any and all registration statements.

The Company believed it had the opportunity to obtain financing to fund its immediate cash needs, however after disclosing the situation to the potential funder, we believe the financing is no longer certain. As such, we are actively reviewing strategic options to restructure the Company including the potential sale of the Company or potentially filing for Chapter 11 bankruptcy.

About Digiliti Money, Inc.

Digiliti Money (NASDAQ: DGLT) is a leading cloud-based, SaaS technology provider for the now way to bank, serving the financial services industry with mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in 2010, Digiliti Money has quickly grown into a technology leader and trusted partner to some of the world’s largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technologies, Digiliti Money continues to drive innovation and deliver world-class solutions to financial institutions of all sizes.

The company's industry-leading solutions help clients to increase customer engagement, grow revenues and gain competitive advantage. Digiliti Money’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Digiliti Money’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.digilitimoney.com .

Important Cautions Regarding Forward-Looking Statements and other Notices

This press release contains certain statements that would be deemed "forward-looking statements" under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources, including collectability of the $1.8 million receivable and ability to raise financing. Words such as "may," "likely," "anticipate," "expect" and "believes" indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We may not be able to secure any debt or equity financing on favorable terms, in a timely manner, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited and we may not be able to continue as a going concern.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, filed with the Securities and Exchange Commission on Feb. 24, 2017, under the heading "Risk Factors" and in the other reports we file with the Commission. You are cautioned not to place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Company Contact:

Bryan Meier, Interim CEO, EVP & CFO

Digiliti Money, Inc.

952.698.5214

bmeier@digilitimoney.com

Investor Relations Contact:

Matt Glover or Najim Mostamand

Liolios Group, Inc.

949.574.3860

DGLT@liolios.com

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